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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-35035, 33-40730, 33-59979, 333-45869, 333-103573, 333-59516, 333-38378 and 333-122628) and Form S-3 (333-120776) of Molson Coors Brewing Company of our report dated March 10, 2006, relating to the consolidated financial statements, financial statement schedule, management's assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Denver, Colorado
March 10, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM